UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2008
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement
     On April 15, 2008, Santarus, Inc. (“Santarus”) announced that it has provided notice to Otsuka America Pharmaceutical, Inc. (“Otsuka”) of its intent to terminate their Co-Promotion Agreement (the “Co-Promotion Agreement”) for Zegerid® (omeprazole/sodium bicarbonate) Capsules and Powder for Oral Suspension effective August 13, 2008, or earlier as the parties may mutually agree. Santarus will continue to promote its Zegerid prescription products in the U.S. with its field sales organization and contract field sales representatives under a contract sales agreement with inVentiv Commercial Services, LLC.
     Santarus and Otsuka entered into the Co-Promotion Agreement in October 2004 to co-promote Zegerid products in the U.S. through December 31, 2009, unless terminated earlier under amended terms agreed to in January 2006. Following the effective date of termination of the Co-Promotion Agreement, there will be no continuing financial commitments for either company, and Santarus will no longer be obligated to pay a high single-digit royalty on Zegerid net sales to Otsuka.
     The foregoing description is qualified in its entirety by reference to the full text of (1) the Co-Promotion Agreement filed with the Quarterly Report on Form 10-Q of Santarus for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission on November 12, 2004, and (2) Amendment No. 1 to the Co-Promotion Agreement filed with the Current Report on Form 8-K of Santarus, filed with the Securities and Exchange Commission on January 6, 2006.
     Santarus issued a press release on April 15, 2008 concerning the termination of the Co-Promotion Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 15, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: April 15, 2008	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 15, 2008